Exhibit 99.1

Kforce Inc. 1001 East Palm Ave. Tampa, FL 33605 (NASDAQ: KFRC)
AT THE FIRM
Michael R. Blackman
Chief Corporate Development Officer
(813) 552-2927
KFORCE REPORTS THIRD QUARTER REVENUES OF $341.1 MILLION
THIRD QUARTER NET INCOME OF $10.1 MILLION, OR $0.40 PER SHARE
ADJUSTED THIRD QUARTER NET INCOME OF $11.5 MILLION, OR $0.45 PER SHARE
TAMPA, FL, October 31, 2017 (GLOBE NEWSWIRE) — Kforce Inc. (Nasdaq: KFRC), a provider of professional staffing services and solutions, today announced results for its third quarter of 2017. Revenues for the quarter ended September 30, 2017 were $341.1 million compared to $340.3 million for the quarter ended June 30, 2017, an increase of 0.2%, and compared to $336.5 million for the quarter ended September 30, 2016, an increase of 1.4%. Our revenues for the quarter ended September 30, 2017 were negatively impacted by approximately $1.0 million as a result of Hurricanes Harvey and Irma. Adjusted revenues for the quarter ended September 30, 2017 were $342.1 million, an increase of 3.3% year-over-year on a billing day basis1. Net income for the quarter ended September 30, 2017 was $10.1 million, or $0.40 per share, as compared to $11.1 million, or $0.44 per share, for the quarter ended June 30, 2017, and compared to $9.0 million, or $0.34 per share, for the quarter ended September 30, 2016. Adjusted net income for the quarter ended September 30, 2017 was $11.5 million, or $0.45 per share, compared to adjusted net income of $11.6 million, or $0.44 per share, for the quarter ended September 30, 20162.
David L. Dunkel, Chairman and CEO, said, “We are pleased with our results for the third quarter of 2017 as year-over-year revenue growth rates accelerated while we were also able to improve our Flex gross profit margins in each of our lines of business from second quarter levels. We are particularly pleased with the performance of our largest business, Tech Flex, as revenues grew 3.3% on a year-over-year billing day basis, or 3.6% as adjusted for the hurricane impact1. Our results in the third quarter continue to reinforce our belief in the strength of the demand environment in Tech, where our clients now have to keep their customer-facing technologies current in addition to leveraging technology to enhance internal operating efficiencies. We are also very pleased with our KGS business as we secured two strategic prime contract wins in Q3. These wins awarded under the T4 Next Generation contract vehicle by the US Department of Veterans Affairs have a total contract value of nearly $100 million, which we expect will be realized over five years and will be incremental to our current revenue base. During the third quarter, Hurricanes Harvey and Irma impacted many of our employees, consultants and clients. During these difficult times, we were very proud to have prioritized caring for our people and clients over profits by supporting them in their time of need, including continuing to pay our consultants when our clients were not open and contributing $1.0 million towards disaster relief efforts.”
Joseph J. Liberatore, President, said, “We believe we are pursuing the mix of business that will lead to the greatest long-term success and remain highly focused on the actions necessary to further accelerate revenue growth and improve associate productivity, particularly in our Tech Flex business. To that end, we are pleased to have completed the deployment of our customer relationship management solution to all of our field offices during the third quarter of 2017.”
David M. Kelly, Chief Financial Officer, said, “We continue to make progress towards our operating margin target of 7.5% when $1.6 billion in annualized revenue is reached and at least 6.3% at $1.4 billion in annualized revenue. During the third quarter of 2017, we repurchased approximately $1.4 million in common stock and continue to believe that our stock is attractively priced at current levels. We expect to continue to invest in our business to take advantage of the positive demand environment. We are pleased to announce that our Board of Directors declared a fourth quarter cash dividend on Kforce common stock of $0.12 per share. The cash dividend will be payable on December 22, 2017 to shareholders of record as of the close of business on December 8, 2017.”

Looking forward to the fourth quarter of 2017, there will be 61 billing days, which is the same as the fourth quarter of 2016, as compared to 63 billing days in the third quarter of 2017. Current estimates for the fourth quarter of 2017 are:

•	Revenues of $338 million to $342 million

•	Earnings per share of $0.42 to $0.44

•	Gross profit margin of 30.1% to 30.3%

•	Flex gross profit margin of 27.9% to 28.1%

•	SG&A expense as a percent of revenue of 23.9% to 24.1%

•	Operating margin of 5.4% to 5.8%

•	Effective tax rate of 38.0%
On Tuesday, October 31, 2017, Kforce will host a conference call to discuss these results. The call will begin at 5:00 p.m. Eastern Time. The prepared remarks for this call are available on the Investor Relations page of the Kforce Inc. website (http://investor.kforce.com/) under Events & Presentations.
The dial-in number is (877) 344-3890. The conference passcode is Kforce. The replay of the call will be available from 8:00 p.m. Eastern Time, Tuesday, October 31, 2017 through November 7, 2017 by dialing (855) 859-2056, passcode 6056557.
This call is being webcast by Shareholder.com and can be accessed on the Investor Relations page of the Kforce Inc. website (http://investor.kforce.com/). The webcast replay will be available until November 7, 2017.
About Kforce
Kforce (Nasdaq:KFRC) is a professional staffing and solutions firm providing temporary and permanent staffing solutions in the skill areas of technology and finance & accounting. Backed by nearly 2,600 associates and over 11,000 consultants on assignment, Kforce is committed to “Great People = Great Results” for our valued clients and consultants. Kforce operates with 60 offices located throughout the United States. For more information, please visit our Web site at http://www.kforce.com.
The Kforce Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3749.
End Notes:
1 A non-GAAP financial measure, see Reconciliation of Revenue and Gross Profit in the Adjusted Financial Performance Measures section.
2 A non-GAAP financial measure, see Reconciliation of Tax Impact and Profitability in the Adjusted Financial Performance Measures section.
Certain of the above statements contained in this press release, including earnings projections, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth in temporary staffing and the general economy; competitive factors, risks due to shifts in the market demand; a reduction in the supply of candidates or the Firm's ability to attract such candidates; the success of the Firm in attracting and retaining revenue-generating talent; changes in the service mix; ability of the Firm to repurchase shares; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that are adverse to our businesses; risk of contract performance, delays or termination or the failure to obtain awards, task orders or funding under contracts; changes in client demand; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2016, as well as assumptions regarding the foregoing. In particular, the Firm makes no assurances that the estimates of continuing operations will be achieved or that we will continue to increase our market share, successfully manage risks to our revenue stream, successfully put into place the people and processes that will create future success or further accelerate our revenue. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	Sept. 30, 2017	Jun. 30, 2017	Sept. 30, 2016
Revenue by function:
Technology	$229,281	$228,369	$225,524
Finance & accounting	85,225	88,266	84,118
Government solutions	26,547	23,674	26,818
Total net service revenues	341,053	340,309	336,460
Direct costs of services	236,678	236,390	231,080
Gross profit	104,375	103,919	105,380
GP %	30.6%	30.5%	31.3%
Flex GP %	28.0%	27.6%	28.6%
Selling, general & administrative expenses	81,921	82,506	87,803
Depreciation & amortization	2,110	2,053	2,075
Income from operations	20,344	19,360	15,502
Other expense, net	1,364	1,357	778
Income before income taxes	18,980	18,003	14,724
Income tax expense	8,881	6,859	5,704
Net income	$10,099	$11,144	$9,020

Earnings per share - diluted	$0.40	$0.44	$0.34

Weighted average shares outstanding - diluted	25,535	25,482	26,173
Adjusted EBITDA	$24,238	$23,258	$18,919

Billing days	63	64	64

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$703	$1,482
Trade receivables, net of allowances	243,843	206,361
Income tax refund receivable	1,893	172
Prepaid expenses and other current assets	12,685	10,691
Total current assets	259,124	218,706
Fixed assets, net	40,654	43,145
Other assets, net	37,265	30,511
Deferred tax assets, net	19,803	23,449
Intangible assets, net	3,384	3,642
Goodwill	45,968	45,968
Total assets	$406,198	$365,421
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and other accrued liabilities	$34,476	$37,230
Accrued payroll costs	51,135	44,137
Other current liabilities	1,887	1,765
Income taxes payable	486	221
Total current liabilities	87,984	83,353
Long-term debt – credit facility	126,100	111,547
Long-term debt – other	2,773	3,984
Other long-term liabilities	47,062	44,801
Total liabilities	263,919	243,685
Commitments and contingencies
Stockholders’ Equity:
Preferred stock	—	—
Common stock	712	713
Additional paid-in capital	435,275	428,212
Accumulated other comprehensive (loss) income	(155)	184
Retained earnings	192,158	174,967
Treasury stock, at cost	(485,711)	(482,340)
Total stockholders’ equity	142,279	121,736
Total liabilities and stockholders’ equity	$406,198	$365,421

Kforce Inc.
Key Statistics
(Unaudited)

	Q3 2017	Q2 2017	Q3 2016
Total Firm
Flex revenue (000’s)	$328,904	$326,456	$323,484
Hours (000’s)	5,646	5,632	5,597
Flex GP %	28.0%	27.6%	28.6%
Direct Hire revenue (000’s)	$12,149	$13,853	$12,976
Placements	881	974	940
Average fee	$13,784	$14,227	$13,802
Billing days	63	64	64
Technology
Flex revenue (000’s)	$224,148	$222,744	$220,376
Hours (000’s)	3,299	3,234	3,254
Flex GP %	27.0%	26.9%	27.2%
Direct Hire revenue (000’s)	$5,133	$5,625	$5,148
Placements	303	317	297
Average fee	$16,917	$17,753	$17,343
Finance & Accounting
Flex revenue (000’s)	$78,209	$80,038	$76,290
Hours (000’s)	2,347	2,398	2,343
Flex GP %	29.0%	28.8%	29.6%
Direct Hire revenue (000’s)	$7,016	$8,228	$7,828
Placements	578	657	643
Average fee	$12,139	$12,526	$12,169
Government Solutions
Flex revenue (000’s)	$26,547	$23,674	$26,818
Flex GP %	34.3%	29.8%	36.4%
Kforce Inc.
Revenue Growth Rates
(Per Billing Day)
(Unaudited)

	Year-Over-Year Revenue Growth Rates
	(Per Billing Day)
	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016
Tech Flex	3.3%	1.5%	2.7%	1.4%	(2.7)%
Tech Direct Hire	1.3%	9.3%	(4.1)%	(13.1)%	(10.2)%
Total Tech	3.3%	1.7%	2.5%	1.1%	(2.8)%
FA Flex	4.1%	4.3%	7.5%	2.1%	(0.5)%
FA Direct Hire	(9.0)%	(2.4)%	(11.7)%	(15.4)%	(6.9)%
Total FA	2.9%	3.6%	5.8%	0.4%	(1.2)%
Total Staffing (Total Tech and FA)	3.2%	2.2%	3.4%	0.9%	(2.4)%
GS	0.6%	(6.4)%	6.6%	4.0%	10.1%
Total Firm	3.0%	1.6%	3.7%	1.1%	(1.5)%

Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)

The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Free Cash Flow
“Free Cash Flow”, a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, making acquisitions, repurchasing common stock or paying dividends. Free Cash Flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to our financial statements.

	Nine Months Ended
	September 30,
	2017	2016
Net income	$27,145	$23,534
Non-cash provisions and other	15,542	15,660
Changes in operating assets/liabilities	(37,038)	(9,530)
Net cash provided by operating activities	5,649	29,664
Capital expenditures	(5,424)	(9,409)
Free cash flow	225	20,255
Proceeds from sale of Global's assets	1,000	—
Change in debt	14,553	20,858
Repurchases of common stock	(4,226)	(31,787)
Cash dividend	(9,125)	(9,397)
Other	(3,206)	(501)
Change in cash	$(779)	$(572)

Adjusted EBITDA
“Adjusted EBITDA”, a non-GAAP financial measure, is defined by Kforce as net income before depreciation and amortization, stock-based compensation expense, interest expense, net and income tax expense. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations and management believes it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. Consequently, management believes it is similarly useful information to investors.

	Three Months Ended
	Sept. 30, 2017	Jun. 30, 2017	Sept. 30, 2016
Net income	$10,099	$11,144	$9,020
Depreciation & amortization	2,165	2,105	2,102
Stock-based compensation expense	1,798	1,805	1,336
Interest expense, net	1,295	1,345	757
Income tax expense	8,881	6,859	5,704
Adjusted EBITDA	$24,238	$23,258	$18,919

Adjusted Financial Performance Measures
The "Adjusted Financial Performance Measures" present non-GAAP financial information and should not be considered a measure of financial performance under generally accepted accounting principles. These measures are presented as an alternative method for assessing the Company’s operating results by adjusting for the impact of certain non-recurring, infrequent or unusual items in a manner that is focused on the performance of our underlying operations. Each of these measures are intended to provide greater consistency, comparability and clarity of our results. Management uses this non-GAAP financial information to assess the Company's core operating results and consequently, management believes it is similarly useful information to investors.

	Three Months Ended
	September 30, 2017
	Reported (GAAP)	Adjustments (1)	Adjusted (Non-GAAP)
Reconciliation of Revenue and Gross Profit:
Net service revenues (2)	$341,053	$1,000	$342,053
Gross profit	$104,375	$713	$105,088
GP %	30.6%	0.1%	30.7%
Flex GP % (3)	28.0%	0.2%	28.2%

Reconciliation of SG&A and Operating Margin:
Selling, general & administrative expenses (4)	$81,921	$1,156	$83,077
SG&A as a percentage of net service revenues	24.0%	0.3%	24.3%
Income from operations	$20,344	$(443)	$19,901
Operating margin	6.0%	(0.2)%	5.8%

Reconciliation of Tax Impact and Profitability:
Income before income taxes	$18,980	$(443)	$18,537
Income tax expense (5)	$8,881	$(1,840)	$7,041
Effective tax rate	46.8%	(8.8)%	38.0%
Net income	$10,099	$1,397	$11,496
Earnings per share - diluted	$0.40	$0.05	$0.45
(1) Adjustments include the impact from Hurricanes Harvey and Irma, charges for role eliminations related to refining how we support and service our largest strategic clients and a gain on sale of the assets of Kforce Global Solutions, Inc. (a wholly-owned subsidiary located in Manila, Philippines, "Global").
(2) The $1.0 million revenue adjustment related to $0.65 million for Tech Flex and $0.35 million for FA Flex. Revenue growth rates per billing day were 3.3% for Tech Flex, 4.1% for FA Flex and 3.0% for Total Firm. Adjusted revenue growth rates per billing day were 3.6% for Tech Flex, 4.6% for FA Flex and 3.3% for Total Firm.
(3) Tech Flex GP% was 27.0% and FA Flex GP% was 29.0%. Adjusted Tech Flex GP% was 27.1% and Adjusted FA Flex GP% was 29.2%.
(4) The $1.2 million adjustment was related to a $1.0 million disaster relief contribution and $1.1 million in charges for the aforementioned role eliminations, offset by a $3.3 million gain on sale of Global's assets.
(5) Adjustments to income tax expense include (i) a $1.6 million valuation allowance placed on our foreign tax credit deferred tax asset that we expect may not be realizable as a result of the sale of Global's assets and (ii) a net income tax benefit of $0.2 million related to the income before income taxes adjustments described within this table, which was calculated using the quarterly effective tax rate, of 38.0%.